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                                                                Exhibit (P)(1)

                             MMA PRAXIS MUTUAL FUNDS

                                 CODE OF ETHICS
                                 --------------

         In accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "Act"), this Code of Ethics ("Code") has been adopted by the Board of Trustees of the MMA Praxis Mutual Funds (the "Company") and is applicable with respect to each investment portfolio of the company (each a "Fund"). The purpose of this Code is to provide rules and procedures consistent with the Act and Rule 17j-1.

A.       DEFINITIONS

         As used in the Code, the following terms have the following meanings:

         (1) "Access Person" means any trustee, officer or Advisory Person of a Fund.

                  For purposes of this Code, Access Persons who are affiliated persons of a Fund's investment adviser, sub-adviser, if any, or principal underwriter shall not be subject to any of the provisions of this Code provided that (i) they are subject to the prohibitions on access persons set forth in the code of ethics of the investment adviser, the sub-adviser, or the principal underwriter, as the case may be, and (ii) the investment adviser, sub-adviser or principal underwriter, as the case may be, certifies to the Board of Trustees of the Company that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics.

         (2) "Advisory Person" means (i) any employee of a Fund or its investment adviser or sub-adviser, if any, (or any company in a control relationship to the fund or its investment adviser or sub-adviser, if any) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Fund (or the investment adviser or sub-adviser, if any) who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

         (3) "Beneficial Ownership" generally means any interest in a security for which an Access Person or any member of his or her immediate family sharing the same household can directly or indirectly receive a monetary ("pecuniary") benefit. Please see Appendix I for a complete definition.

         (4) "Compliance Officer" means the Compliance Officer of MMA Capital Management.
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         (5)      "Covered Security" means any security as defined in Section
                  2(a)(36) of the Act except (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end registered investment companies (mutual funds).

         (6) "Security Held or to be Acquired" means any Covered Security which, within the most recent 15 days, (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by a Fund. This definition also includes any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

B.       GENERAL PRINCIPLES

         Rule 17j-1(b) under the Act generally makes it unlawful for any affiliated person of a Fund, or any affiliated person of a Fund's investment adviser, sub-adviser, if any, or principal underwriter, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by a Fund;

         (1)      To employ any device, scheme or artifice to defraud the Fund;

         (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

         (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund; or

         (4) To engage in any manipulative practice with respect to the Fund.

         Upon discovering a violation of this Code, the Board of Trustees may impose such sanctions as it deems appropriate, including, but not limited to, a letter of censure or suspension or termination of the violator's relationship with the Funds.

C.       PROHIBITED TRANSACTIONS

         It is the policy of the Company that no Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above. To that end, Access Persons, other than trustees who are not "interested persons" of the Company, are prohibited from engaging in the following personal trading transactions:

         (1) No Access Person shall purchase or sell, for his or her own account, a Covered Security on a day on which any Fund has, to the actual

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                  knowledge of such Access Person, a pending buy or sell order in that same Covered Security.

         (2) No Access Person shall purchase or sell, for his or her own account, a Covered Security with in five (5) business days before or after any Fund has purchased or sold shares of that same Covered Security.

         Access Persons who are subject to the restrictions above may limit the possibility of inadvertently violating the prohibitions listed above by seeking prior written approval from the Compliance Officer before entering into a Covered Securities transaction that is not otherwise exempt pursuant to Section D below.

D.       EXEMPTIONS

         The prohibitions in Section C of this Code shall not apply to:

         (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

         (2) Purchases or sales of Covered Securities which are not eligible for purchase or sale by any Fund;

         (3) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund;

         (4) Purchases which are part of an automatic dividend reinvestment plan or payroll deduction plan or other similar automatic investment program;

         (5) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

         (6) Any Covered Securities transaction, or series of related Covered Securities transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion.

         Access Persons should consult the Compliance Officer if there are any questions about whether one of the exemptions listed above applies to a given Covered Securities transaction.

E.       INVESTMENTS IN IPOS AND LIMITED OFFERINGS

         (1) No Advisory Person shall directly or indirectly acquire a beneficial ownership interest in any security, other than a municipal security with the prior written approval of the Compliance Officer, in an initial public offering.
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         (2)      No Advisory Person shall directly or indirectly acquire a
                  beneficial ownership interest in any privately placed security without the prior written approval of the Compliance Officer.

F.       REPORTING PROCEDURES FOR ACCESS PERSONS

         In order to provide the Company with information to enable it to determine with reasonable assurances whether the provisions of the Code are being observed by its Access Persons:

         (1) INITIAL AND ANNUAL HOLDINGS. Each Access Person, other than a trustee who is not an "interested person" (as defined in the Act) and who would not otherwise be considered an Access Person, shall submit reports in the form attached hereto as Exhibit A to the Compliance Officer not later than ten (10) days after becoming an Access Person and not later than ten
                  (10) days after the end of each calendar year.

         (2) QUARTERLY TRANSACTIONS. Each Access Person, other than a trustee who is not an "interested person" (as defined in the Act) and who would not otherwise be considered an Access Person, shall submit a report in the form attached hereto as Exhibit B to the Compliance Officer not later than ten (10) days after the end of each calendar quarter.

         (3) REPORTING REQUIREMENTS FOR TRUSTEES WHO ARE NOT "INTERESTED PERSONS". Each trustee who is not an "interested person" of the Company and who would not otherwise be considered an Access Person shall submit a report in the form attached as Exhibit B to the Compliance Officer not later than ten (10) days after the end of any calendar quarter with respect to any Covered Securities transaction occurring in such quarter only if the trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that, during the 15-day period immediately before or after the date of the Covered Securities transaction, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser or sub-adviser, if any, considered purchasing or selling the Covered Security.

         (4) NOTIFICATION OF ACCESS PERSONS. The Compliance Officer shall notify each Access Person of the Company who may be required to make reports pursuant to this Code that such person is subject to these reporting requirements and shall deliver a copy of this Code to each such person. After reading the Code, each Access Person shall make the certification in contained in Exhibit C. Each Access Person will also be required to make the certification in Exhibit C each year he or she is an Access Person within ten (10) days after the end of each calendar year.


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         (5)      REVIEW OF REPORTS BY COMPLIANCE OFFICER. Each report required to be submitted under this Section F of the Code will be promptly reviewed by the Compliance Officer when submitted. Any violation or potential violation of the Code shall be brought to the attention of the Chief Executive Officer of MMA Capital Management within five business days of its discovery. The Compliance Officer will investigate any such violation or potential violation and report to the Board of Trustees with a recommendation of appropriate action to be taken against any individual whom it is determined has violated the Code, as is necessary to cure the violation and prevent future violations. The Compliance Officer will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.

G.       REPORTS TO THE BOARD OF TRUSTEES

         (1) No later than September 1, 2000, and quarterly thereafter, the Compliance Officer shall submit to the Board of Trustees a written report (i) describing any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code, and (ii) certifying that the Code contains procedures reasonably necessary to prevent Access Persons from violating it.

         (2) The Board shall consider reports made to it pursuant to Section G(1) and determine what sanctions, if any, should be imposed for the material violations reported. The Board shall review the operation of this policy at least once a year.

H.       RECORDKEEPING

         This Code, any written prior approval for a Covered Securities transaction given pursuant to Section C of the Code, a copy of each report by an Access Person, a record of any violation of the Code and any action taken as a result of the violation, any written report hereunder by the Compliance Officer, and lists of all persons required to make and/or review reports under the Code shall be preserved with the Company's records for the periods and in the manner required by Rule 17j-1.

         Dated: May 16, 2000


                                                THE BOARD OF TRUSTEES
                                                MMA PRAXIS MUTUAL FUNDS



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                                   APPENDIX I

         The term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities, subject to the following:

         (1) The term "pecuniary interest" in any class of securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

         (2) The term "indirect pecuniary interest" in any class of securities shall include, but not be limited to:

                  (A) Securities held by members of a person's immediate family sharing the same household; provided, however that the presumption of such beneficial ownership may be rebutted;

                  (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of: (1) the general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or (2) the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner;

                  (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where: (1) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and (2) securities of the issuer do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

                  (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

                  (E) A person's interest in securities held by a trust, as specified in Rule 16a-8(b); and

                  (F) A person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

         (3) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.


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                                    EXHIBIT A

                             MMA PRAXIS MUTUAL FUNDS
                                 (THE "COMPANY")

                  INITIAL/ANNUAL SECURITIES TRANSACTION REPORT

THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON AND WITHIN 10 DAYS AFTER THE END OF EACH CALENDAR YEAR THEREAFTER.

         The following list, which is current as of the date indicated below, accurately reflects my current personal securities holdings in which I have a direct or indirect beneficial interest:

------------------------------------ -------------------- ---------------------- ------------------------------------
                                                                                               BROKER/
                                               NO. OF           PRINCIPAL           DEALER OR BANK THROUGH WHOM
             SECURITY                          SHARES            AMOUNT                    ACCOUNT IS HELD
             --------                       ------------      ------------                 ---------------
------------------------------------ -------------------- ---------------------- ------------------------------------

------------------------------------ -------------------- ---------------------- ------------------------------------

------------------------------------ -------------------- ---------------------- ------------------------------------

------------------------------------ -------------------- ---------------------- ------------------------------------

------------------------------------ -------------------- ---------------------- ------------------------------------

------------------------------------ -------------------- ---------------------- ------------------------------------

------------------------------------ -------------------- ---------------------- ------------------------------------

------------------------------------ -------------------- ---------------------- ------------------------------------


         The chart above (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities holdings of securities which are not Covered Securities, and
(iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

         I have an account or accounts, over which I have direct or indirect influence or control, in which securities (including securities which are not considered Covered Securities) which are not listed above are held for my direct or indirect benefit as of the date below with the following brokers, dealers or banks:_________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated: __________________              Signature: ________________________



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                                    EXHIBIT B
                                    ---------

                             MMA PRAXIS MUTUAL FUNDS
                                 (THE "COMPANY")

                     QUARTERLY SECURITIES TRANSACTION REPORT

                FOR THE CALENDAR QUARTER ENDED __________________

                THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON
               WITHIN 10 DAYS OF THE END OF EACH CALENDAR QUARTER.

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Company's Code of Ethics:

------------------ ---------------- ---------------- --------------- ---------------- ------------- ------------------
                                                                        NATURE OF                        BROKER/
                                     NO. OF SHARES   INTEREST RATE     TRANSACTION                   DEALER OR BANK
                       DATE OF       OR PRINCIPAL     AND MATURITY     (PURCHASE,                     THROUGH WHOM
    SECURITY         TRANSACTION        AMOUNT            DATE        SALE, OTHER)       PRICE          EFFECTED
    --------         -----------     ------------      ----------     ------------       -----      ------------
------------------ ---------------- ---------------- --------------- ---------------- ------------- ------------------

------------------ ---------------- ---------------- --------------- ---------------- ------------- ------------------

------------------ ---------------- ---------------- --------------- ---------------- ------------- ------------------

------------------ ---------------- ---------------- --------------- ---------------- ------------- ------------------

------------------ ---------------- ---------------- --------------- ---------------- ------------- ------------------

------------------ ---------------- ---------------- --------------- ---------------- ------------- ------------------

------------------ ---------------- ---------------- --------------- ---------------- ------------- ------------------


         This report (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities transactions in securities which are not Covered Securities, and
(iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

         During the quarter referenced above, I opened the following account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered Covered Securities) were held for my direct or indirect benefit:

         -------------------------------------------------- -----------------------------------------------
                  NAME OF BROKER, DEALER OR BANK                       DATE ACCOUNT ESTABLISHED
         -------------------------------------------------- -----------------------------------------------
         -------------------------------------------------- -----------------------------------------------

         -------------------------------------------------- -----------------------------------------------

         -------------------------------------------------- -----------------------------------------------




Dated: ____________________                   Signature: _____________________


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                                    EXHIBIT C
                                    ---------

                             MMA PRAXIS MUTUAL FUNDS
                                 (THE "COMPANY")

                       ANNUAL CERTIFICATION OF COMPLIANCE

THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON AND WITHIN 10 DAYS AFTER THE END OF EACH CALENDAR YEAR THEREAFTER.

         I hereby acknowledge receipt of the Code of Ethics (the "Code") applicable to the MMA Praxis Mutual Funds. I hereby certify that I (i) recently have read/re-read the Code (including any updates thereto); (ii) understand the Code; and (iii) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

Name:         _________________________________
              (Please print or type clearly)


Signature:    _________________________________


Date:         _________________________________

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